                                                                   EXHIBIT 23(a)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Merck & Co., Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated January 22, 2002 included in and incorporated by reference in Merck & Co., Inc.'s Form 10-K for the year ended December 31, 2001, and to all references to our firm included in or made a part of this Registration Statement.

                                              ARTHUR ANDERSEN LLP

New York, New York
April 26, 2002